Exhibit 10.2

SECOND AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to Employment Agreement is made and entered into as of July 12, 2011 by and between Soligenix, Inc., a Delaware corporation (the “Corporation”), and Evan Myrianthopoulos (the “Employee”).

RECITAL

A.           The Employee and the Corporation desire to amend the Employment Agreement dated December 27, 2007, as amended on January 4, 2011 (the “Employment Agreement”), pursuant to the terms set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Employee hereby agree as follows:

1. Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(a)           (i)           The Corporation shall pay the Employee an annual base salary (“Base Salary”) of two hundred fifty-five thousand dollars ($255,000), payable in accordance with the usual payroll period of the Corporation.

(ii)           For the Corporation’s fiscal year ending December 31, 2011, the Employee shall be entitled to a bonus of:  (A) the greater of $25,000 or 30% of Employee’s base salary prior to this Amendment in a pro-rated amount, based on six months and (B) a targeted annual bonus payment of 30% of the Base Salary pursuant to the Corporation’s Compensation Policy, payable after December 31, 2011 in a pro-rated amount, based on six months.  Such bonus shall be determined by the Compensation Committee of the Board of Directors.

(iii)           For the Corporation’s fiscal years ending after December 31, 2011, the Employee shall be entitled to a targeted annual bonus payment of 30% of the Base Salary pursuant to the Corporation’s Compensation Policy, payable at the end of each calendar year in a pro-rated amount, if applicable.  Such bonus shall be determined by the Compensation Committee of the Board of Directors.

2. Section 7(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(b)   Upon termination by the Corporation pursuant to subparagraph (iii) of paragraph 7(a) the Employment Agreement or by Employee other than pursuant to subparagraph (iv) of paragraph 7(a) of the Employment Agreement, the Employee shall be entitled to receive the Base Salary plus bonus accrued but unpaid as of the date of termination, if any, including any vacation time accrued but not taken.

3. Section 7(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(c)           Upon termination by the Corporation without Just Cause or pursuant to subparagraphs (i), (ii) or (iv) of paragraph 7(a) of the Employment Agreement, then (i) the term of the Employment Agreement as set forth in Section 2 thereof shall be deemed to have been terminated as of such date, and (ii) the Corporation shall pay the Employee:  (a) six months salary, (b) a pro rata bonus calculated by the average of Employee’s prior two year’s annual bonuses, if any, and based on the number of months that Employee was employed during the year in which Employee’s employment was terminated, and (c) any vacation accrued but not taken, payable upon the normal payroll periods of the Corporation with such payments to begin on the first payroll period following Employee’s termination of employment (“Severance Period”).  Notwithstanding anything herein to the contrary, each payment made during the Severance Period shall be deemed to be a separate payment within the meaning of Section 409(a) of the Code and the regulations thereunder.  Health benefits and life insurance will also be maintained for Employee (or his dependents in the event of termination pursuant to subparagraph (i)) by the Corporation during the Severance Period.  No unvested options shall vest beyond the termination date, except where previously noted in Section 3(b) of the Employment Agreement or at the discretion of the administrators of the Corporation’s equity compensation plans.

4. This Amendment is executed as of the date first above written but shall be given retroactive effect to July 1, 2011.

5. All other provisions of the Employment Agreement are incorporated herein and shall remain in full force and effect, including, but not limited to capitalized terms that are not otherwise defined herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

SOLIGENIX, INC.

By: /s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
Chief Executive Officer

EMPLOYEE

/s/ Evan Myrianthopoulos
Evan Myrianthopoulos